Exhibit 99.1


PRESS RELEASE



ICC Announces Fourth Quarter and Fiscal 2003 Financial Results

NEW YORK - October 29, 2003 - -- Internet Commerce Corporation ("ICC" or the "Company") (Nasdaq SmallCap: ICCA), a leader in the e-commerce business-to-business communication services market, today announced financial results for its fourth quarter and fiscal year ended July 31, 2003.

G. Michael Cassidy, President and Chief Executive Officer of ICC, commented, "We are pleased that during the fourth quarter, our core VAN services revenue grew 33.8% year-over-year, despite an ongoing economic slowdown. We also substantially reduced our cash used in operations to $159,000 in the fourth quarter of fiscal 2003 compared to $809,000 in the third quarter of fiscal 2003."

During fiscal 2002, the Company recognized $3.0 million in revenue from a technology license with Triaton, a subsidiary of ThyssenKrupp Information Services. No revenue from Triaton related to this license was recorded in fiscal 2003. For comparative purposes, the fiscal 2002 full year and quarterly pro forma results referred to throughout this press release exclude all revenue related to this technology license.

Consolidated Three-Month Results

     o Revenue for the fourth quarter increased 12.3% to $3.1 million from pro forma revenue of $2.8 million in the year-ago period. Revenue for the fourth quarter was essentially flat from the third quarter of 2003.
     o Gross margin improved to 38.5% versus pro forma gross margin of 17.4% and 33.6% in the year-ago period and the third quarter of 2003, respectively. Excluding impairment of software development costs of $134,000 in the third quarter of 2003, gross margin improved to 37.9%.
     o The Company incurred a net loss of $2.1 million, or $0.16 per diluted share, compared to a pro forma net loss of $3.7 million, or $0.33 per diluted share, last year. This compares to a net loss of $1.1 million, or $0.11 per diluted share, in the third quarter of 2003. Excluding impairment of software development costs of $15,000 and impairment of goodwill of $982,000 in the fourth quarter of 2003, the Company incurred a net loss of $1.1 million, or $0.08 per diluted share.

   Mr. Cassidy continued, "We completed a $2.1 million private placement in May 2003 and successfully executed an accounts receivable financing agreement under which the Company can now borrow up to 80% of its outstanding receivables up to $2 million. To date, we have not utilized this facility. We are confident that these initiatives, coupled with our on-going cost containment programs, will provide our company with a more solid platform for growth and improved financial performance."

Consolidated Results for Fiscal 2003

     o Revenue increased 7.7% to $12.1 million from pro forma revenue of $11.2 million last year.
     o Gross margin improved to 33.6% from pro forma gross margin of 21.8% last year, primarily due to the Company's continued cost structure optimization plan and increased revenue. Excluding $397,000 of impairment charges in fiscal 2003, gross margin improved to 36.9%.
     o The Company narrowed its net loss to $6.0 million, or $0.53 per diluted share, from a pro forma net loss of $9.5 million, or $0.96 per diluted share last year.


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

ICC Announces Fourth Quarter and Fiscal 2003 Financial Results
--------------------------------------------------------------------------------


     o Fiscal 2003 results were adversely impacted by write-offs of $1.7 million, or $0.14 per diluted share, reflecting impairments of software development costs, software inventory, marketable securities acquired by ICC as part of its August 2000 acquisition of Intercoastal Data and goodwill for its Service Bureau.

   Mr. Cassidy concluded, "Fiscal 2003 was a challenging year given world events and challenging economic conditions. Nevertheless, our company made significant strides and the ICC.NET service, which represents more than 73% of our business, continues to reach new records, month over month, in the volume of data transmitted. With the benefit of additional funding from our May 2003 private placement, we look forward to increasing our marketing and sales efforts to reach a larger customer base."

Consolidated Results for Fourth Quarter and Fiscal 2003 (Including Triaton technology license)

      Fourth Fiscal Quarter 2003

          o    Consolidated revenue for the three months ended July 31, 2003 was
               $3.1 million compared to $5.7 million in the year-ago period.
          o    Gross margin declined to 38.5% from 60.4% in the year-ago period.
          o The Company incurred a net loss for the three months ended July 31, 2003 of $2.1 million, or $.16 per diluted share, compared to a net loss of $682 thousand, or $.06 per diluted share, in the year ago period.

      Fiscal 2003

          o Consolidated revenue for the fiscal year ended July 31, 2003 was $12.1 million compared to $14.2 million in the year-ago period.
          o    Gross margin declined to 33.6% from 38.3% in the year-ago period.
          o The Company incurred a net loss for the fiscal year ended July 31, 2003 of $6.0 million, or $0.53 per diluted share, compared to a net loss of $6.5 million, or $0.68 per diluted share, last year.

Segment Results - Fourth Quarter & Full Year Results

ICC.NET:
--------
For comparative purposes, the fiscal 2002 full year and quarterly results referred to in the ICC.NET segment, exclude all revenue related to the Triaton technology license. For the fourth quarter of fiscal 2003, ICC.NET revenue represented 77.6% of consolidated revenue compared to 68.1% of pro forma revenue in the year ago period and 74.3% in the third quarter of 2003.

                                  Fourth
                      Fourth      Quarter      Third                   Fiscal
                      Quarter      2002        Quarter     Fiscal       2002
     (000's)           2003      Pro forma     2003         2003      Pro forma
--------------------------------------------------------------------------------
Revenue               $2,400      $1,900       $2,300      $8,900       $7,400
Gross Margin           46.1%       19.5%        43.5%       41.7%        22.7%
Core Van Services
Revenue               $2,300      $1,700       $2,200      $8,300       $6,300
Gross Margin           59.2%       40.0%        56.5%       54.9%        38.4%
Mapping Revenue*      $  150      $  189       $   93      $  571       $1,100

* Declines in mapping revenue reflect the continued challenging economic environment and the resulting decline in demand for mapping services.


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ICC Announces Fourth Quarter and Fiscal 2003 Financial Results
--------------------------------------------------------------------------------


Service Bureau
--------------


(000's)         Fourth Quarter   Fourth Quarter   Third Quarter    Fiscal      Fiscal
                    2003             2002             2003          2003        2002
--------------------------------------------------------------------------------------

  Revenue           $291             $415            $341          $1,500      $1,600
  Gross Margin     35.1%*           57.7%            9.3%**         40.6%***    48.6%

*Excluding a $15,000 write-off of software development costs, gross margin was 40.1% for the fourth quarter of fiscal 2003.
**Excluding a $134,000 write-off of software development costs, gross margin was 48.6% for the third quarter of fiscal 2003.
***Excluding the aforementioned write-offs of software development costs, gross margin was 50.6% for Fiscal 2003.

Professional Services
---------------------


(000's)         Fourth Quarter   Fourth Quarter   Third Quarter    Fiscal      Fiscal
                    2003             2002             2003          2003        2002
----------------------------------------------------------------------------------------

  Revenue           $404             $467            $456          $1,700      $2,200
  Gross Margin     (4.9%)          (27.3%)           2.0%          (13.8%)*     (1.8%)

*Excluding a $248,000 write-off of software inventory, gross margin was 0.5% for fiscal 2003.

The Company will post its investor presentation and supplemental financial information on its website, www.icc.net on the morning October 29, 2003, the date of its quarterly webcast.


------------------------------------------------------------------------------

About Internet Commerce Corporation

Internet Commerce Corporation (NASDAQ Small Cap: ICCA) is a leader in the e-commerce business-to-business communication services market. ICC.NET, the company's global Internet-based value added network, provides complete supply chain connectivity solutions for EDI/EC while also offering users a sophisticated vehicle to securely transact files of any format and size. ICC offers a broad range of consulting services including, XML technologies, data transformation, custom application development, an EDI service bureau, as well as comprehensive e-commerce education. ICC uniquely bridges the legacy investments of yesterday to today's Internet technologies. For further information, visit us at www.icc.net.

Except for the historical information contained herein, this press release includes forward looking statements which are subject to a number of risks and uncertainties, including the risks and uncertainties associated with rapidly changing technologies such as the Internet, the risks of technology development and the risks of competition. Actual results could differ materially. For more information about these risks and uncertainties, see the SEC filings of Internet Commerce Corporation.


CONTACT:  Victor Bjorge, 212.271.7618, victor@icc.net



                               (Tables to follow)


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ICC Announces Fourth Quarter and Fiscal 2003 Financial Results
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INTERNET COMMERCE CORPORATION

Consolidated Statements of Operations and Comprehensive Loss (unaudited)
    (in thousands, except for share and per share amounts)


                                                                    Three Months Ended                Twelve Months Ended
                                                                         July 31,                          July 31,
                                                                ----------------------------      ----------------------------
                                                                   2003              2002             2003            2002
                                                                ------------     -----------      ------------    ------------
Revenues:
   Services                                                     $      3,102     $      2,762     $     12,083     $     11,222
    Technology licence                                                                  3,000             --              3,000
                                                                ------------     ------------     ------------     ------------
       Total revenues                                                  3,102            5,762           12,083           14,222
                                                                ------------     ------------     ------------     ------------

Expenses:
   Cost of services (excluding non-cash
     compensation of ($15) and $119 for the
     three months and twelve months
     ended July 31, 2002, respectively.)                               1,894            2,283            7,622            8,776
   Impairment of software inventory                                     --               --                248             --
   Impairment of capitalized software                                     15             --                148             --
   Product development and enhancement                                   282              247            1,111              977
   Selling and marketing (excluding non-cash
     compensation of $7 and $30 for the three
     and twelve months ended July 31, 2002, respectively.)               714              676            3,035            3,499
   General and administrative (excluding non-cash
     compensation of  $68 and $101 for the three
     and twelve months ended July 31, 2002,
     respectively and $57 and $139 for the three
     and twelve months ended July 31, 2003 respectively.)              1,205            1,684            4,439            5,849
   Non-cash charges for stock-based compensation and
     services                                                             57               60              139              250
Impairment of goodwill and acquired intangibles                          982            1,711              982            1,711
                                                                ------------     ------------     ------------     ------------
                                                                       5,149            6,661           17,724           21,062
                                                                ------------     ------------     ------------     ------------

   Operating loss                                                     (2,047)            (899)          (5,641)          (6,840)
                                                                ------------     ------------     ------------     ------------

Other income and (expense):
   Interest and investment income                                          3                3               13               27
   Investment gain (loss)                                               --                 15              (19)             121
   Interest expense                                                      (18)              (8)             (39)             (70)
   Impairment of marketable securities                                  --               --               (318)            --
   Other income                                                         --                207             --                214
                                                                ------------     ------------     ------------     ------------
                                                                         (15)             217             (363)             292
                                                                ------------     ------------     ------------     ------------

Net loss                                                        $     (2,062)    $       (682)    $     (6,004)    $     (6,548)

Dividends on preferred stock                                            (101)            (101)            (400)            (365)

Beneficial conversion feature for repricing
  and issuance of warrants in warrant exchange offer                    --               --               --               (461)
Beneficial conversion feature related to series D
  preferred stock                                                       --               --               (107)            --
                                                                ------------     ------------     ------------     ------------

Loss attributable to common stockholders                        $     (2,163)    $       (783)    $     (6,511)    $     (7,374)
                                                                ============     ============     ============     ============

Basic and diluted loss per common share                         $      (0.16)    $      (0.06)    $      (0.53)    $      (0.68)
                                                                ============     ============     ============     ============

Weighted average number of common shares
  outstanding - basic and diluted                                 13,765,885       11,488,172       12,303,367       10,867,447
                                                                ============     ============     ============     ============

COMPREHENSIVE LOSS:
-------------------
Net loss                                                        $     (2,062)    $       (682)    $     (6,004)    $     (6,548)
Other comprehensive loss:
   Unrealized gain (loss) - marketable securities                         15              (43)              35             (118)
    Reclassification for impairment of marketable
      securities                                                        --               --                318             --
                                                                ------------     ------------     ------------     ------------
Comprehensive loss                                              $     (2,047)    $       (725)    $     (5,651)    $     (6,666)
                                                                ============     ============     ============     ============


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ICC Announces Fourth Quarter and Fiscal 2003 Financial Results
--------------------------------------------------------------------------------


INTERNET COMMERCE CORPORATION

Consolidated Balance Sheets
(in thousands)

                                                          July 31,     July 31,
                                                            2003         2002
                                                         ----------   ---------
                                                        (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                              $  2,283     $  2,088
  Marketable securities                                        92          131
  Accounts receivable, net of allowance for
    doubtful accounts of $220 and $242, respectively        1,733        2,976
  Prepaid expenses and other current assets                   296          478
                                                         --------     --------
    Total current assets                                    4,404        5,673

Restricted cash                                               128          157
Property and equipment, net                                   557        1,152
Software development costs, net                               128          327
Goodwill                                                    1,212        2,194
Other intangible assets, net                                2,151        3,107
Other assets                                                   18           15
                                                         --------     --------
    Total assets                                         $  8,598     $ 12,625
                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                       $    918     $    862
  Accrued expenses                                          1,179        1,409
  Accrued dividends - preferred stock                         232          232
  Deferred revenue                                             97          164
  Capital lease obligation                                    148          182
  Other liabilities                                           130          203
                                                         --------     --------
          Total current liabilities                         2,704        3,052

Capital lease obligation - less current portion                46          192
Other non-current liabilities                                   8         --
                                                         --------     --------
          Total liabilities                                 2,758        3,244
                                                         --------     --------

Commitments and contingencies                                --           --

Stockholders' Equity:
Preferred stock                                                 *            *
Common stock                                                  138          117
Additional paid-in capital                                 87,489       85,401
Accumulated deficit                                       (81,813)     (75,809)
Accumulated other comprehensive income (loss)                  26         (328)
                                                         --------     --------
          Total stockholders' equity                        5,840        9,381
                                                         --------     --------

          Total liabilities and stockholders' equity     $  8,598     $ 12,625
                                                         ========     ========

                                * less than 1,000


                                       ###


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